                               SCHEDULE 14A
                              (RULE 141-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement          / / Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e) (2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

              RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
 ---------------------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)
       N/A
 ---------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Person(s) Filing Proxy Statement, if other than the Registrant)
     /X/ $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1), or 14a-
         6(i) (2) or Item 22(a) (2) or Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i) (3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and
       0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
 ----------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
 ----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
 ----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
 ----------------------------------------------------------------------------
     (5) Total fee paid:
         N/A
 ----------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
 ----------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         N/A
 ----------------------------------------------------------------------------
    (3) Filing Party:
         RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
 ----------------------------------------------------------------------------
    (4) Date Filed:
    April 3, 1996
 ----------------------------------------------------------------------------

           Renaissance Capital Growth & Income Fund III, Inc.
                8080 North Central Expressway, Suite 210
                         Dallas, Texas 75206

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held April 26, 1996

To the Shareholders of
Renaissance Capital Growth & Income Fund III, Inc.:

     NOTICE is HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Renaissance Capital Growth & Income Fund III, Inc. (the
 Fund ), a Texas corporation regulated as a Business Development Company under the Investment Company Act of 1940, will be held at The Westin Hotel/Galleria, Dallas, Texas, on April 26, 1996, at 8:00 a.m., local time, for the following purposes:

             1. To elect two Directors of the Fund, to hold office for a term of three years, or until their successors are duly elected and qualified;

             2. To consider and vote on a proposal to ratify the appointment by the Board of Directors of the Fund of KPMG Peat Marwick as independent public accountants for the Fund for the fiscal year ending December 31, 1996;

             3. To transact any and all other business that may properly be presented at the Annual Meeting or any adjournment(s) thereof.

     In addition to business matters, Shareholders will have the opportunity to meet the principal officers of selected Portfolio Companies and to hear their business reviews.

     The Board of Directors has fixed the close of business on March 1, 1996 as the record date for the determination of Shareholders entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

     You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the annual meeting in person, you are urged to promptly mark, sign, date and return the accompanying form of proxy in the enclosed, self-addressed, stamped envelope so that your shares may be voted at the meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request such return or if you request return in the manner provided for revocation of proxies on the initial pages of the enclosed proxy statement. Prompt response by our Shareholders will reduce the time and expense of solicitation.

                             By Order of the Board of Directors
                             Renaissance Capital Growth & Income
                             Fund III, Inc.


                             BARBE BUTSCHEK
                             Secretary
Dallas, Texas
March 15, 1996

               Renaissance Capital Growth & Income Fund III, Inc.

                              PROXY STATEMENT
                                    For
                    THE ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held April 26, 1996

                           SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to the Shareholders of Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation regulated as a Business Development Company under the Investment Company Act of 1940 (the Fund ) in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 26, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment(s) thereof. This Proxy Statement and form of proxy is first being sent to Shareholders of the Fund on or about March 15, 1996.

     The accompanying form of proxy is designed to permit each Shareholder of the Fund to vote for or against or to abstain from voting on Proposals One, Two, and Three, and to authorize the proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting. When a Shareholder s executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, such proxy will be voted by those persons named in the proxy at the Annual Meeting for (i) the election of the nominee Director, and (ii) the adoption of the proposal to ratify the appointment of KPMG Peat Marwick as independent public accountants for the Fund for the current fiscal year.

     The Board of Directors encourages the personal attendance of the Shareholders at the Annual Meeting, and execution of the accompanying proxy will not affect a Shareholder s right to attend the Annual Meeting and to vote in person. Any Shareholder giving a proxy has the right to revoke it by giving written notice of revocation to Ms. Barbe Butschek, Secretary, Renaissance Capital Growth & Income Fund III, Inc., 8080 North Central Expressway, Suite 210, Dallas, Texas 75206 at any time before the proxy is voted or by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting his or her Shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Fund at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of Renaissance Capital Group, Inc.
( Renaissance Group ) may solicit the return of proxies by personal interview, mail, telephone and facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of shares. All costs of solicitation will be borne by the Fund. At the request of a Record Holder who holds for others and at no charge, copies will also be furnished to the Record Holder for distribution to such beneficial holders or, if so requested, directly to the beneficial holders.

     The Fund s principal offices are located at 8080 N. Central Expressway, Suite 210, Dallas, Texas 75206, and its telephone number is (214) 891-8294.

                        PURPOSES OF THE MEETING

     At the Annual Meeting, the Shareholders will have the opportunity to meet selected principal officers of the Fund s Portfolio Companies and to hear their business reviews. In addition, the Shareholders of the Fund will consider and vote upon the following matters:

     1. The election of two Directors of the Fund, to hold office for a term of three years, or until their successors are duly elected and qualified;

     2. A proposal to ratify the appointment by the Board of Directors of KPMG Peat Marwick as independent public accountants for the fiscal year ending December 31, 1996; and

     3. Such other and further business as may properly be presented at the Annual Meeting or any adjournment(s) thereof.

                       VOTING SECURITIES

     The Board of Directors of the Fund have fixed the close of business on March 1, 1996, as the record date (the Record Date ) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. The outstanding voting shares of the Fund at the close of business on the Record Date consisted of 4,244,632 shares of common stock. Each share is entitled to one vote. The common stock is the only class of securities entitled to vote at the Annual Meeting. A Shareholder is entitled to vote his shares of common stock held of record at the close of business on the Record Date, in person or by proxy, at the Annual Meeting.

                      REQUIRED VOTE

     A quorum for the Annual Meeting will consist of a majority of the shares outstanding and entitled to vote. In the event that such quorum is not represented at the Annual Meeting or, even if a quorum is so represented, in the event that sufficient votes in favor of any of the proposals set forth in the Notice of Meeting are not received by April 26, 1996, the persons named as proxies may prepare and vote for one or more adjournments of the Annual Meeting with no other notice than announcement at the Annual Meeting, and further solicitations of proxies with respect to such proposals may be made. Shares represented by proxies indicating a vote against any such proposals will be voted against such adjournments.

                      PROPOSAL ONE
                  ELECTION OF A DIRECTOR

     At the Annual Meeting, two Directors will be elected to serve for a term of three years or until their successors are elected and qualified.

     Pursuant to the Articles of Incorporation and Bylaws of the Fund, the Board of Directors has been divided into three classes. The term of office of the first class expires as of the Annual Meeting to be held in 1998, the term of office of the second class will expire as of April 26, 1996 (Class
Two), and the term of office of the third class will expire as of the annual meeting of Shareholders to be held in 1997 (Class Three). Upon expiration of the term of office of each class as set forth above, those persons then elected as Directors in that class will serve until the third annual meeting of Shareholders following their election. Mr. Peter Collins is the only member of Class One and was re-elected that position at the 1995 Annual Meeting. Mr. Pauken and Mr. Roelke are the only current members of Class Two and both have served in this capacity since the inception of the Fund on January 20, 1994. Mr. Roelke has chosen to retire from the Board of

Directors this year and his term shall expire on April 26, 1996. The Board of Directors has chosen to nominate Mr. Richard Snyder as a replacement for Mr. Roelke. If Mr. Snyder is elected, he shall be a member of Class Two with Mr. Pauken. Mr. Russell Cleveland and Mr. Ernest C. Hill are members of Class Three and will stand for election at the Annual Meeting of Shareholders to be held in 1997.

     As a result of this system, only those Directors in a single class may be changed in any one year, and it would require two years to change a majority of the Board of Directors (although under Texas law, procedures are available for the removal of Directors even if they are not then standing for re-election and, under Securities and Exchange Commission regulations, procedures are available for including appropriate Shareholder proposals in management s annual proxy statement). This system of electing Directors, which may be regarded as an anti-takeover provision, may make it more difficult for the Fund s Shareholders to change the majority of Directors and thus have the effect of maintaining the continuity of management.

     Mr. Pauken has served as Director of the Fund since the commencement of the Fund s operations on January 20, 1994. Mr. Snyder, who is being nominated for the first time, is an investor in the Fund and has served as an Advisory Director since the Fund s commencement of operations Both nominees has consented to serve as a Director for the next three years. The Board of Directors knows of no reason why these nominees will be unable to serve, but in the event of such inability, the proxies received will be voted for such substitute nominee(s) as the Board of Directors may recommend.

     Certain information concerning the Fund s Directors and nominees for election as Directors is set forth below:
     Mr. Pauken and Mr. Hill serve as directors or independent general partners of one or more other investment companies sponsored by Renaissance Group. Mr. Cleveland owns beneficial interest in Renaissance Group, which serves as the corporate general partner to two investment companies sponsored by Renaissance Group as well as providing similar services for the Fund. Mr. Collins is the President of CEL Communication, Inc., a public company and a portfolio company of an investment company sponsored by Renaissance Group.

                                                                           Number of shares
                                                           Year term as    beneficially owned
Name, age, positions and offices     Year first became a   Director will   directly or indirectly
with the Fund                        Director              expire          as of March 1, 1996
- --------------------------------------------------------------------------------------------------

*Russell Cleveland, 57.
Chairman of the Board,
President and Director                1994                  1997                  10,000
                                                           (Class Three)

Peter Collins, 50.  Director          1994                  1998                   -0-
                                                           (Class One)

Ernest C. Hill, 56.  Director         1994                  1997                   -0-
                                                           (Class Three)

Thomas W. Pauken, 52.  Director       1994                  1996                   -0-
                                                           (Class Two)

Richard Snyder, 57. Director Nominee   -                        -                 100,000

*  Interested Person  as defined in the Investment Act of 1940.


    Russell Cleveland, age 57, is the President, principal founder and majority shareholder of Renaissance Group. He is a Chartered Financial Analyst with over 25 years experience as a specialist in investments in smaller capitalization companies. Mr. Cleveland currently serves as a director of Greiner Engineering, Inc., a former portfolio investment of a prior Renaissance Group investment partnership. A graduate of the Wharton School of Business, Russell Cleveland has served as President of the Dallas Association of Investment Analysts and as the investment advisor director designee for the following Renaissance portfolio companies: Biopharmaceutics, Inc., Global Environmental, Inc., and UNICO, Inc..

     Ernest C. Hill, age 56, has a broad background in convertible securities analysis with major NYSE brokerage firms and institutional investors. He specializes in computer-aided investment analysis and administrative procedures. Mr. Hill was awarded a Ford Fellowship to the Stanford School of Business, where he received an MBA, with honors, in Investment and Finance. Mr. Hill s prior experience includes service as Assistant Professor of Finance, Southern Methodist University, and Associate Director of the Southwestern Graduate School of Banking.

     Thomas W. Pauken, age 52, has experience both as a corporate executive officer and as the head of an independent federal agency. Professionally qualified as an attorney, he currently is the President of TWP, Inc.. From 1985 to 1991, Mr. Pauken was Vice President and Corporate Counsel of Garvon, Inc.. From 1981 to 1985, Mr. Pauken served on President Reagan s transition team as a White House staff assistant. Later, he was appointed by President Reagan to the office of Director of ACTION, an independent federal agency that encourages volunteerism. He also served as a White House staff assistant and as Associate Director of the White House Fellowship program from 1970 to 1971. Mr. Pauken served from 1986 to 1991 as Director of 50-off Stores, Inc.. He holds a BA in political science from Georgetown University and a JD degree from Southern Methodist University School of Law.

     Peter Collins, age 50, is President and Director of CEL Communications Inc., a Renaissance Capital Partners, Ltd. portfolio company that is currently operating under Chapter 11 of the Federal Bankruptcy Code. Before joining CEL Communications, Inc., he was an independent investment banker and financial advisor to small, privately held companies.

     Richard Snyder, age 57, is Chariman and President of SnyderCapital Corporation, a Dallas-based investment firm specializing in operations-intensive investment opportunities involving middle market corporations. He also serves as a Director and controlling stockholder of EnergyLine Systems, Inc., Berkeley, California. Previously, Mr. Snyder served as Chairman and Chief Executive Officer of SnyderGeneral Corporation and as Group Vice President of The Singer Company. His earlier experience includes more than 18 years in managerial positions with Ford Motor Company, Cummins Engine Company, Wylain, Inc. and Gould, Inc. Richard Snyder was appointed by Presidents Ronald Reagan and George Bush to the Advisory committee for Trade Policy Negotiations to the Office of the United States Trade Representatives and, by Secretary of Commerce Robert Mosbacher, to the Federal Advisory Committee on the EC Common Approach to Standards Testing and Certification. Mr. Snyder earned a Bachelor of Science Degree from the University of Indiana and a Master of Business Administration from the University of Detroit. He resides in Dallas with his wife, Roberta.

     The Fund does not have standing audit, nominating or compensation committees of the Board of Directors. The Fund held ten Board of Directors meetings in 1995 and no Director was absent from more than two of these meetings.



     The Fund does not pay any fees to, or reimburse expenses of, its Directors who are considered interested "persons" of the Fund. The aggregate compensation for the period from December 31, 1995 to December 31, 1995 paid to the Fund to each Director, and the aggregate compensation paid to each of the Directors for the most recently completed fiscal year by other funds to which Renaissance Group provides investment advisory services (collectively, the Renaissance Fund Complex ) is as set forth below:

                                            Pension or                                Total
                                            Retirement                                Compensation
                           Aggregate        Benefits Accrued     Estimated Annual     from Fund and
                           Compensation     As Part of Fund      Benefits upon        Renaissance Fund
Name of Director           from Fund        Expenses             Retirement           Complex
- ------------------------------------------------------------------------------------------------------

Russell Cleveland (1)(2)    $0                $0                    $0                   $0

Peter Collins               $14,500           $0                    $0                   $14,500

Earnest C. Hill             $14,500           $0                    $0                   $71,355

Thomas W. Pauken            $14,500           $0                    $0                   $47,355

(1) Russell Cleveland owns 720,000 shares of common stock, which represents approximately 67% of the outstanding shares of common stock in Renaissance Group, the investment advisor to the Fund.

(2) Renaissance Group received $709,381 in investment advisory fees from the Fund in 1995. Renaissance Group also serves as the investment advisor to Renaissance Capital Partners, Ltd. and Renaissance Capital Partners II, Ltd. and received $257,720 and $566,096, respectively, in fees for those services in 1995.

    As of March 1, 1996, the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund. Since January 20, 1994 (the commencement of operations), none of the Fund s Directors engaged in a purchase or sale of the securities of Renaissance Group or its subsidiaries.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE FOREGOING NOMINEE TO SERVE AS A DIRECTOR OF THE FUND.


                               PROPOSAL TWO
             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the Shareholders of the Fund ratify the selection of KPMG Peat Marwick, independent auditors, to audit the accounts of the Fund for the fiscal year ending December 31, 1996. Their selection was approved by the vote, cast in person, of a majority of the Board of Directors, including a majority of the Directors who are not interested persons of the Fund, as defined in the Investment Company Act of 1940, at a meeting held on January 16, 1996. KPMG Peat Marwick has performed audit services for the Fund since its inception. A representative of KPMG Peat Marwick is expected to attend the Annual Meeting. The KPMG Peat Marwick representative will respond to appropriate questions from the Shareholders and will be given the opportunity to make a statement, should he or she desire to do so. The Board of Directors generally meets once a year with representatives of KPMG Peat Marwick to discuss the scope of their engagement and review the financial statements of the Fund and the results of their examination thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS OF THE FUND FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

     In the event that the appointment of KPMG Peat Marwick should not be ratified by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time subject to Shareholder approval.

                                OTHER BUSINESS

INFORMATION ABOUT THE PRINCIPAL OFFICER AND THE INVESTMENT ADVISOR OF THE
                                    FUND

     Russell Cleveland, is the President, principal founder and the majority shareholder of Renaissance Group. (see Proposal One, Election of Director, for biographical information).

     Vance M. Arnold, age 51, joined Renaissance Group in 1994. Mr. Arnold is a Chartered Financial Analyst and has served as President of the Houston Society of Financial Analysts. He holds a BBA from the University of Texas at Austin and an MBA from East Texas State University. Before joining Renaissance, Mr. Arnold served, from April, 1988, to September, 1994, as Senior Vice President of Investment Advisors, Inc., Houston, Texas.

     Elroy G. Roelke, age 65, has served as Senior Vice President and General Counsel of Renaissance Group since January 1989. Before joining Renaissance, Mr. Roelke was engaged in the private practice of law. He continues substantial engagement, as principal shareholder and Chairman, in the operation of Knollwood Mercantile Company, a family owned retail convenience store and liquor store business. Mr. Roelke is a graduate of Valparaiso University with degrees in business and law and is licensed to practice law in the States of Texas and Minnesota. Mr. Roelke serves as the investment advisor director designee for the following public companies: Microlytics, Inc., Tricom Corporation, CEL Communications, Inc. and Biodynamics International, Inc. CEL Communications, Inc. is currently operating under Chapter 11 of the Federal Bankruptcy Code.

     Barbe Butschek, age 41, has been associated with Renaissance Group and its predecessor companies since 1977. As Senior Vice President and Secretary/Treasurer, she has been responsible for office management, accounting management, and records management of the series of investor limited partnerships. Ms. Butschek supervises investor records and information with respect to Renaissance Group and its funds. She also prepares and maintains investor tax and information reports. Barbe Butschek serves as Secretary for Renaissance Capital Partners, Ltd., Renaissance Capital Partners II, Ltd. and as Secretary and Treasurer of the Fund. She also serves as Secretary of RenCap Securities, Inc., a wholly-owned subsidiary of Renaissance Group and registered Broker-Dealer.

     Mardon M. Navalta Mr. Navalta, age 35, joined Renaissance Capital Group in June, 1993. His responsibilities include investment research and due
diligence analysis on prospective new investments.   Mr. Navalta s prior
experience includes employment with Dallas Research & Trading, Inc. from 1991 to 1993, where he served as a registered representative and analyst managing clients investments. Before 1991, he spent five years as an analyst for Dallas Securities Investment Corporation where he specialized in research, quantitative analysis and due diligence investigations. Mr. Navalta holds a degree in Finance from North Texas State University.

     Martin J. Cohen Mr. Cohen, age 61, has been associated with Renaissance Capital Group since 1989, first as a selling Broker/Dealer and Limited Partner and, since 1993, as Vice President - Marketing. He is a Certified Financial Planner and is responsible for investment marketing, investor relations and new investment development. Mr. Cohen was engaged in the securities industry for more than eighteen years before joining Renaissance Group. He has served as a representative of Eppler Guerin and Turner, Inc. and, since 1987, as the Principal of Balanced Financial Securities Corp., an NASD Broker/Dealer.. Mr. Cohen has a profits interest in the Renaissance Group s management incentive fee that it may receive from the Fund. Martin Cohen is a graduate of Union College, Schenectady, New York. Mr. Cohen serves as president and Registered Principal of RenCap Securities, Inc., a wholly-owned subsidiary of Renaissance Group and registered Broker-Dealer.

     Renaissance Group performs investment advisory services to the Fund pursuant to an Investment Advisory Agreement that was approved by the shareholders of the Fund at the 1995 Annual Meeting. There have been no changes made to the Investment Advisory Agreement during 1995 and the Agreement was specifically approved for 1996 by a vote of the Independent Outside Directors at a meeting held January 16, 1996.

     Section 30(f) of the Act and the rules under Section 16 of the Securities Act of 1934, as amended, require that the Directors and officers of the Fund file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of shares of the Fund. During 1994, required reports were filed on a timely basis for any of the Officers or Directors.

                       SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Age of 1934, as amended, Shareholders may present proper proposals for inclusion in the Fund's proxy statement for consideration at its Annual Meeting of Shareholders by submitting proposals to the Fund in a timely manner. In order to be so included for the 1997 Annual Meeting of Shareholders, Shareholder proposals must be received by Renaissance Group by December 21, 1996, and must otherwise comply with the requirements of Rule 14a-8.

     Management knows of no other business to be presented at the Annual Meeting that will be voted on by the Shareholders. If, however, other matters should properly come before the Annual Meeting or any adjournment(s) thereof, the person or persons voting such proxy will vote the proxy as in their discretion they may deem appropriate.

     COPIES OF THE ANNUAL REPORT ON FORM 10-K HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF YOU WOULD LIKE A COPY OF SAID REPORT, PLEASE CHECK THE APPROPRIATE BOX ON THE PROXY CARD AND ENCLOSE THE CARD IN THE SELF-ADDRESSED POSTAGE PAID ENVELOPE AND A COPY OF THE REPORT SHALL BE FORWARDED TO YOU FREE OF CHARGE BY FIRST CLASS MAIL.

                                         By Order of the Board of Directors

                                         BARBE BUTSCHEK
                                         Secretary
Dallas, Texas
March 15, 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR SHARES OF COMMON STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTATE IS REQUIRED IF MAILED IN THE UNITED STATES.